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                                                                  Exhibit 23(ii)

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We consent to the inclusion in this Registration Statement of Ocean West Holding Corporation on Pre-Effective Amendment No. 1 to Form S-1 of our report dated June 14, 2000 on the financial statements of Ocean West Enterprises, Inc. for the year ended March 31, 2000, appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us as it appears under the caption "Experts" in such Prospectus.

                               /s/ CORBIN & WERTZ

Irvine, California
July 30, 2002